Exhibit 10.2

STOCK APPRECIATION RIGHT AWARD

as of September 13, 2021

The parties to this Stock Appreciation Right Award (this “SAR” or “Award”) are Cinedigm Corp. (the “Company”), a Delaware corporation, and John K. Canning (the “Executive”), an employee of the Company.

Pursuant to the terms of that certain employment agreement between the Company and the Executive dated September 13, 2021 (“Agreement”), the Company desires to have the Executive serve as an employee of the Company and to provide the Executive with an incentive to put forth maximum effort for the success of the business.

In accordance with Section 2(e) of the Agreement, the Company has agreed to grant the Executive an aggregate of 600,000 SARs subject to the terms and conditions herein set forth.

This SAR Award is a material inducement for the Employee to join the Company.

Accordingly, intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
Definitions

The following definitions shall apply for purposes of this Award:

1.1 “Board” shall mean the Board of Directors of the Company.

1.2 “Cause” shall have the meaning set forth in Section 6(d) of the Agreement.

1.3 “Change in Control” means the occurrence of any of the following events:

(a)	Any one person, or more than one person acting as a group, acquires ownership of stock (as determined under Code Section 318(a)) of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company. This paragraph applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(b)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock (as determined under Code Section 318(a)) of the Company possessing thirty percent (30%) or more of the total voting power of the stock of the Company; provided, however, that if any one person or more than one person acting as a group, is considered to own thirty percent (30%) or more of the total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control of the Company;

(c)	the consummation of a Merger (as defined below), unless, following such Merger, stock possessing at least fifty percent (50%) of the total combined voting power of the issued and outstanding shares of all classes of Company Voting Securities of the corporation resulting from such Merger is beneficially owned, directly or indirectly, by individuals and entities who were beneficial owners of the then-outstanding Company Voting Securities immediately prior to such Merger in substantially the same proportion as their ownership immediately prior to such Merger;

(d)	individuals who are members of the Board as of the Grant Date (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director subsequent to the Grant Date whose appointment to the Board or nomination for election by the Company was approved by a vote of at least a majority of the Incumbent Directors then in office (unless such appointment or election was at the request of an unrelated third party who has taken steps reasonably calculated to result in a Change in Control as described in paragraphs (a), (b), or (c) of this Section 1.3 and who has indicated publicly an intent to seek control of the Company) shall be treated from the date of their appointment or election as an Incumbent Director;

(e)	consummation of a complete liquidation or dissolution of the Company; or

(f)	any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition(s); provided, however, that a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (A) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock; (B) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company; (C) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all outstanding stock of the Company; or (D) an entity, at least fifty percent (50%) percent of the total value or voting power of which is owned, directly or indirectly, by a person described in the previous subsection (C). For purposes of this paragraph, (1) gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets, and (2) a person’s status is determined immediately after the transfer of the assets.

For purposes of this Section 1.3, “Company Voting Securities” shall mean the combined voting power of all outstanding classes of Common Stock of the Company and all other outstanding securities of the Company entitled to vote generally in the election of directors of the Company, and “Merger” shall mean any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

1.4 “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and any applicable regulations thereunder and any successor or similar provision.

1.5 “Committee” shall mean the Compensation Committee of the Board or such other Committee appointed by the Board for the purpose of administering this SAR, comprised solely of two or more members of the Board who qualify as “non-employee” directors within the meaning of Rule 16b-3 under the Exchange Act, and as “independent” directors within the meaning of Nasdaq Rule 4200(b)(15).

1.6 “Common Stock” shall mean the Class A Common Stock, par value $0.001 per share, of the Company.

1.7 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.8 “Good Reason” shall have the meaning set forth in Section 6(e) of the Agreement.

1.9 “Grant Date” shall mean September 13, 2021.

1.10 “Market Price” shall mean the closing price of Common Stock as reported on the Nasdaq Global Market or such other primary market or exchange on which the Common Stock may, from time to time, trade, on the date for which a Market Price is to be determined under this Award.

1.11 “Merger” shall mean any merger, reorganization, consolidation, share exchange, transfer of assets or other transaction having similar effect involving the Company.

ARTICLE II
Grant of SAR

2.1 Subject to the terms and conditions of this Award, the Company hereby grants to the Executive as of the Grant Date, an aggregate of 600,000 SARs. Each SAR entitles the Executive to receive, upon exercise, an amount (referred to herein as the “Stock Appreciation Amount”) equal to the excess of (a) the Market Price per share of the Common Stock on the exercise date, over (b) $2.10, being not less than the Market Price per share of the Common Stock on the Grant Date (the amount in (b) referred to herein as the “Exercise Price”).

2.2 The Expiration Date of the SARs is the date that is ten (10) years from the Grant Date. The SARs may not be exercised on or after the Expiration Date.

2.3 The SAR shall be subject to the terms and conditions of this Award.

ARTICLE III
Vesting, Exercise and Tax Withholding

3.1 Vesting of SARs. Except as provided in Articles IV and V, the SARs shall become vested in two installments pursuant to the following table:

Date of Vesting	Number of SARs that will Vest
September 13, 2022	300,000 (“Tranche 1 SARs”)
September 13, 2023	300,000 (“Tranche 2 SARs”)

3.2 Exercisability of SARs Except as provided in Articles IV and V, the SARs shall become exercisable at the time they become vested pursuant to Section 3.1. Once the SARs have become exercisable in accordance with the preceding sentence, they shall continue to be exercisable until the termination of the Executive’s rights hereunder pursuant to Articles IV and V, or until the Expiration Date, if earlier. A partial exercise of this SAR shall not affect the Executive’s right to exercise the SARs with respect to the remaining shares, subject to the terms and conditions set forth herein.

3.3 Method of Exercising SARs and Form of Payment of Stock Appreciation Amount. The SARs shall be exercised pursuant to procedures established by the Committee for exercising the SARs. Upon exercise of the SARs, the Stock Appreciation Amount, less any amounts withheld pursuant to Section 3.4, shall be paid, as determined solely at the discretion of the Company, in (a) whole shares of Common Stock, (b) cash, or (c) a combination of both cash and Common Stock.

3.4 Taxes. Tax withholding requirements attributable to the exercise of this SAR, including employment taxes, Federal income taxes, and state and local income taxes with respect to the state and locality where, according to the Company’s system of records, the Executive resides at the time the SAR is exercised, except as otherwise might be determined to be required by the Company, will be satisfied by the Executive as instructed in the established procedures for exercising this SAR. It is the Executive’s responsibility to properly report all income and remit all Federal, state, and local taxes that may be due to the relevant taxing authorities as the result of exercising this SAR.

ARTICLE IV
Termination of Employment

4.1 Treatment of SARs Upon a Qualifying Termination Event.

(a) Notwithstanding anything in this SAR to the contrary, if, prior to the forfeiture of the SARs under Section 4.4, the Executive experiences a Qualifying Termination Event (as defined below), the SARs shall become vested and exercisable as to a pro-rata number of the unvested SARs, as determined in accordance with the following sentence. The pro-rata number of the unvested SARs that shall vest and become exercisable pursuant to the preceding sentence shall be equal to a fraction of the remaining unvested SARs; the numerator of such fraction shall be “x” where x equals the number of full months of service performed by the Executive on and after (and including the month of) the Grant Date, and prior to the Qualifying Termination Event; and the denominator of the fraction shall be 12 for Tranche 1 SARs, and 24 for Tranche 2 SARs. The non-vested portion of the SARs shall be forfeited.

(b) The portion of the SARs vested pursuant to Section 3.1 or subsection (a) of this Section 4.1, may be exercised beginning on the date the SAR becomes vested and shall remain exercisable according to the terms provided in Section 3.2, and the Executive or his beneficiary (or estate as the case may be) may exercise this SAR during the remainder of the period preceding the Expiration Date.

4.2 Other Termination of Employment. Except as provided in Section 4.1 or Article V, in the event the Executive ceases to be employed by the Company or an Affiliate, the rules under this Section 4.2 shall apply. If the Executive ceases to be employed after the SARs are vested, but prior to the Expiration Date, the Executive may exercise the SARs with respect to the shares he is entitled to purchase pursuant to Sections 3.1 and 3.2 above within sixty (60) days of the date of such termination of employment (but in no event later than the Expiration Date). Any portion of the vested SARs that is not exercised within the foregoing sixty (60) day period shall be immediately forfeited.

4.3 Definition of Qualifying Termination Event. For purposes of this SAR, Qualifying Termination Event shall mean the Executive’s death, permanent and total disability, termination by the Company or an Affiliate other than for Cause, or voluntary termination for Good Reason.

4.4 Forfeiture of any Non-Vested SARs. Any non-vested portion of the SARs that does not become vested pursuant to Section 3.1, 4.1(a) or Article V, shall be forfeited if the Executive’s employment with the Company or an Affiliate terminates for any reason.

ARTICLE V
Change in Control

5.1 In the event of a Change in Control prior to the forfeiture of the SARs under Section 4.4, the provisions of this Article V shall apply.

5.2 If, upon a Change in Control, the Executive receives a new award which qualifies as a “Replacement Award”, the Replacement Award shall continue subject to the terms of the Replacement Award. A new award shall be considered a Replacement Award if: (i) it has a value at least equal to the value of this Award as determined by the Committee in its sole discretion; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to the Executive than the terms and conditions of this Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of this Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 5.2 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

5.3 If, upon a Change in Control that results in the Company’s Common Stock no longer being traded on the Nasdaq Global Market or another established securities market and no Replacement Award is granted to the Executive, the unvested portion of this Award shall become immediately vested and exercisable upon the Change in Control.

5.4 If, following a Change in Control, the Company’s Common Stock continues to be traded on the Nasdaq Global Market or another established securities market, this Award shall continue in effect and be treated as a Replacement Award as described in Section 5.2.

5.5 Notwithstanding Sections 5.2, 5.3 or 5.4 hereof, the Committee may, in its sole discretion, determine that this Award, whether or not exercisable, will be canceled and terminated, and that in connection with such cancellation and termination, the Executive may receive for each share subject to the Award, a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the consideration received by shareholders of the Company in respect of a share in connection with such transaction and the purchase price per share, if any, under this Award multiplied by the number of shares subject to the Award; provided that if such product is zero or less or to the extent that the Award is not then exercisable, the Awards will be canceled and terminated without payment therefor.

5.6 In addition to the foregoing provisions of this Article V, the provisions of this Section 5.6 shall apply to the Award in the event of a Change in Control:

(a) Any Replacement Award made to the Executive shall provide that if the Executive is terminated by the Company other than for Cause or voluntarily resigns for Good Reason concurrent with or within two (2) years after the date of the Change in Control, the non-vested Replacement Award shall become immediately vested and shall be exercisable as provided in paragraph 4.1(b), at the time of the termination or resignation. The Committee shall have the discretion to determine the terms of any Replacement Award in compliance with applicable law. For purposes of Sections 4.1 and 4.4, references to the Company or an Affiliate shall also include any successor entity.

(b) Notwithstanding the provisions of subparagraph (a) hereof, in connection with a Change in Control where the Company’s shares continue to be traded on the Nasdaq Global Market or another established securities market and this SAR remains in effect, if the Executive is terminated by the Company other than for Cause or voluntarily resigns for Good Reason concurrent with or within two (2) years after the date of the Change in Control, the non-vested SARs shall become immediately vested and shall be exercisable as provided in paragraph 4.1(b), as of the time of the termination or resignation.

5.7 Except as may be provided in a severance compensation agreement between the Company and the Executive, if, in connection with a Change in Control, this Award will cause the Executive to be liable for federal excise tax under Code Section 4999 levied on certain “excess parachute payments” as defined in Code Section 280G (“Excise Tax”), then the payments made pursuant to the Awards shall be reduced (or repaid to the Company, if previously paid or provided) so that no portion of any payment, as so reduced or repaid, constitutes an excess parachute payment.

ARTICLE VI

Miscellaneous

6.1 The terms of this SAR shall be adjusted as the Committee determines is equitable in the event the Company effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or other similar changes in capitalization.

6.2 Whenever the term “the Executive” is used in any provision of this Award under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom SAR may be transferred by will or by the laws of descent and distribution, the term “the Executive” shall be deemed to include such person or persons.

6.3 The SARs granted hereunder are not transferable by the Executive otherwise than by will or the laws of descent and distribution and are exercisable during the Executive’s lifetime only by him or her. No assignment or transfer of the SARs granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by the operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the SARs shall terminate and become of no further effect.

6.4 The Executive shall not be deemed for any purpose to be a shareholder of the Company in respect of any shares as to which the SARs shall not have been exercised as herein provided.

6.5 Nothing in this Award shall confer upon the Executive any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of the Executive, with or without cause.

6.6 Nothing in this Award or otherwise shall obligate the Company to vest any of the SARs, to permit the SARs to be exercised other than in accordance with the terms hereof or to grant any waivers of the terms of this Award, regardless of what actions the Company, the Board or the Committee may take or waivers the Company, the Board or the Committee may grant under the terms of or with respect to any SARs now or hereafter granted to any other person or any other SARs granted to the Executive.

6.7 Notwithstanding any other provision hereof, the Executive shall not exercise the SARs granted hereunder, and the Company shall not be obligated to issue any shares to the Executive hereunder, if the exercise thereof or the issuance (or such purchase) of such shares would constitute a violation by the Executive or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the SARs or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

6.8 No amounts of income or other benefits received by the Executive pursuant to this Award shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

6.9 If the events described in Section 4.1(a) or Article V occur after the date that the Executive is advised (upon recommendation by the Committee) that his employment is being, or will be, terminated for Cause, on account of performance or in circumstances that prevent him from being in good standing with the Company, accelerated vesting shall not occur and all rights under this SAR shall terminate, and this SAR shall expire on the date of the Executive’s termination of employment. The Committee shall have the authority to determine whether the Executive’s termination from employment is for Cause or for any reason other than Cause.

6.10 This Award shall be governed by the laws of the State of Delaware applicable to agreements made and performed wholly within the State of Delaware (regardless of the laws that might otherwise govern under applicable conflicts of laws principles) and applicable federal law. All disputes arising under this SAR shall be adjudicated solely within the state or Federal courts located within the State of Delaware.

6.11 This Award sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Except as expressly set forth in this Award, the Company makes no representations, warranties or covenants to the Executive with respect to this Award or its subject matter, including with respect to (i) the current or future value of the shares subject to the SAR and (ii) whether the SAR exercise price is equal to, less than or greater than the fair market value of a share of Common Stock. Any modification, amendment or waiver to this Award will be effective only if it is in writing signed by the Company and the Executive. The failure of any party to enforce at any time any provision of this Award shall not be construed to be a waiver of that or any other provision of this Award.

6.12 This SAR shall be administered and interpreted solely by the Committee or its delegated agent. The interpretations and decisions of the Committee with regard to this SAR shall be final and conclusive and binding upon the Executive.

6.13 In the event of the Executive’s death while the SARs remain exercisable, the SARs may be exercised by the Executive’s beneficiary as designated on file with the Company, or, in the absence of such a beneficiary designation (or if the beneficiary has pre-deceased the Executive), by will or the laws of descent and distribution (in which case the Company without liability to any other person, may rely on the directions of the executor or administrator of the Executive’s estate with respect to the disposition or exercise of such SARs).

6.14 The Committee may require, upon exercise, payment or delivery pursuant to the SARs, that the Executive certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of this Award.

6.15 It is the intent that this Award comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. If any provision of this Award is later found not to be in compliance with such Rule and regulations, the provisions shall be deemed null and void. This grants and exercises of the SARs under this Award shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.

6.16 Subject to the limitations set forth herein, this SAR shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Executive and the successors of the Company.

6.17 This SAR is subject to the terms of any separate Clawback Policy maintained by the Company, as such Policy may be amended from time to time.

6.18 The Executive hereby acknowledges receipt of a copy of this Award, and that he has read and understands the terms and provisions hereof, and accepts the SARs subject to all of the terms and conditions of the Award. The Executive acknowledges that there may be adverse tax consequences upon exercise of the SARs or disposition of the underlying shares and that the Executive should consult a tax advisor prior to such exercise or disposition.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Award as of the day and year first above written.

CINEDIGM CORP.

By:
Name:
Title:

EXECUTIVE:

JOHN K. CANNING